UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2013

Arbitron Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 410-312-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 24, 2013, a putative class action lawsuit was filed in the Court of Chancery of the State of Delaware regarding the proposed merger (“Merger”) of TNC Sub I Corporation (“Merger Sub”), a wholly owned subsidiary of Nielsen Holdings, N.V. (“Nielsen”) with and into the Company. The complaint (“Complaint”) was purportedly filed on behalf of the public shareholders of the Company, and names as defendants, the Company, each of the Company’s directors, Merger Sub, and Nielsen. The Complaint alleges, among other things, that the Company’s directors breached their fiduciary duties by failing to maximize shareholder value in a proposed sale of the Company. The Complaint further alleges that the Company’s preliminary proxy statement fails to provide material information and provides materially misleading information relating to the Merger and that the Company and Nielsen aided and abetted the alleged breaches by the Company’s directors. The plaintiff seeks, among other things, class action status, an injunction preventing the completion of the Merger (or, if the Merger is completed, rescinding the Merger or awarding rescissory damages), and the payment of attorneys’ fees and expenses. The Company intends to defend the suit vigorously.

On February 4, 2013, the Company issued a press release announcing that the Company and Nielsen have agreed that Nielsen will voluntarily withdraw and refile the Hart-Scott-Rodino (“HSR”) notification and report form for the Merger in order to give the Federal Trade Commission additional time to review the proposed transaction. Nielsen originally filed its notification and report form on January 4, 2013. The HSR notification and report form is being withdrawn effective as of February 4, 2013, and Nielsen intends to refile on February 6, 2013. Upon renewing its filing on that date, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act will expire on Friday, March 8, 2013, at 11:59 p.m. New York City time, unless earlier terminated or extended by a request for additional information. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It:

In connection with the Merger, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on January 18, 2013. Investors are urged to read the preliminary proxy statement, the definitive proxy statement and any other relevant documents filed by the Company with the SEC when they become available, because they will contain important information about the Merger. The Company will mail the definitive proxy statement to its shareholders as of the record date of the special meeting to vote on the proposed Merger transaction. In addition, Investors may obtain free copies of the preliminary proxy statement and the definitive proxy statement, when it becomes available, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free from the Company’s Investor Relations web site (http://www.arbitron.com/investors) or by directing a request to the Company at: Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

The Company and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction.

Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of stockholders, filed with the SEC on April 12, 2012. Additional information regarding the interests of such potential participants in the proposed transaction is included in the preliminary proxy statement filed with the SEC on January 18, 2013, and will be set forth in the definitive proxy statement to be filed by the Company with the SEC.

Forward Looking Statements:

This written communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will”, “expect”, “should”, “could”, “shall” and similar expressions. These statements are subject to risks and uncertainties concerning Nielsen’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the Company may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; general economic conditions; conditions in the markets Nielsen and the Company are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); technological developments; as well as legal and regulatory rules affecting Nielsen’s and the Company’s business and specific risk factors discussed in other releases and public filings made by Nielsen and the Company (including the their respective filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this written communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Arbitron Inc. dated February 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

February 4, 2013	By:	/s/ Timothy T. Smith
		Name:	Timothy T. Smith
		Title:	Executive Vice President, Business Development & Strategy, Chief Legal Officer & Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. dated February 4, 2013